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                                                                   Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1999 with respect to the consolidated financial statements and schedule of Tunes.com Inc. and to the use of our report dated June 22, 1998 with respect to the financial statements of Tunes Network, Inc. included in Amendment No. 4 of the Registration Statement (Form S-1) and related Prospectus of Tunes.com Inc.

                                             /s/ Ernst & Young LLP


Chicago, Illinois
August 11, 1999